Exhibit 99.1

China Jo-Jo Drugstores Reports Fiscal Year 2021 Financial Results

HANGZHOU, China, June 29, 2021 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ: CJJD) (“Jo-Jo Drugstores” or the “Company”), a leading online and offline retailer, wholesale distributor of pharmaceutical and other healthcare products, and healthcare provider in China, today announced its financial results for the fiscal year ended March 31, 2021.

Mr. Lei Liu, Chairman and CEO of Jo-Jo Drugstores, commented, “We are pleased to present our financial results for the fiscal year 2021. Our revenue and gross profit record $133.13 million and $29.24 million for the fiscal year 2021, up 13.5% and 14.6% compared to the fiscal year 2020. Revenue from retail drugstores, online pharmacy, and wholesale segments increased by 2.7%, 66.1% and 16.3%, respectively, demonstrating that we successfully executed our multifaceted growth strategy and strategic transformation.”

Mr. Liu continued, “The project of ‘Healthy China 2030’ brings us new opportunities since it will advance the healthcare sector reforms and greatly enhance overall medical service quality and efficiency in China. To realize the potential of our business model in this trend, we enhanced various information and data systems, continued to develop the management system for patients with chronic diseases, upgraded our ‘Medical + Medicine’ business model, introduced digital services, developed 24-hour service stores, launched a new Office Automation system, and accelerated comprehensive budget management. We aim to build a strong foundation for sustainable growth and engage with consumers from various platforms. As a leading consumer brand in China with a diversified portfolio of essential healthcare businesses, we are confident that we are on the right track to deliver significant value to all of our investors.”

Fiscal Year 2021 Financial Highlights

	For the Year Ended March 31,
($ millions, except per share data)	2021	2020	% Change
Revenue	133.13	117.33	13.5%
Retail drugstores	76.10	74.08	2.7%
Online pharmacy	22.48	13.54	66.1%
Wholesale	34.55	29.71	16.3%
Gross profit	29.24	25.53	14.6%
Gross margin	22.0%	21.8%	0.2 pp *
Loss from operations	(8.84)	(7.00)	-26.2%
Net loss	(8.38)	(6.46)	-29.7%
Loss per share	(0.20)	(0.18)	-11.1%

*Notes: pp represents percentage points

●	Revenue increased by 13.5% to $133.13 million for the fiscal year ended March 31, 2021 from $117.33 million for the prior fiscal year.

●	Gross profit increased by 14.6% to $29.24 million for the fiscal year ended March 31, 2021 from $25.53 million for the prior fiscal year.

●	Gross margin increased slightly by 0.2 percentage points to 22.0% for the fiscal year ended March 31, 2021 from 21.8% for the prior fiscal year.

●	Net loss was $8.38 million, or $0.20 per basic and diluted share, for the fiscal year ended March 31, 2021, compared to net loss of $6.46 million, or $0.18 per basic and diluted share, for the prior fiscal year.

Fiscal Year 2021 Financial Results

Revenue

Revenue for the fiscal year ended March 31, 2021 increased by $15.80 million, or 13.5%, to $133.13 million from $117.33 million for the prior fiscal year. The increase in revenue was primarily due to the growth in retail drugstores business, online pharmacy and wholesale business.

	For the Year Ended March 31,
	2021			2020
($ millions)	Revenue	Cost of Goods	Gross Margin	Revenue	Cost of Goods	Gross Margin
Retail drugstores	76.10	53.09	30.2%	74.08	53.24	28.1%
Online pharmacy	22.48	20.15	10.4%	13.54	12.11	10.6%
Wholesale	34.55	30.65	11.3%	29.71	26.45	11.0%
Total	133.13	103.89	22.0%	117.33	91.80	21.8%

Revenue from the retail drugstores business increased by $2.02 million, or 2.7%, to $76.10 million for the fiscal year ended March 31, 2021 from $74.08 million for the prior fiscal year. However, after removing the impact of exchange rate fluctuation, the actual retail drugstores sales decreased by 1.5%. The actual decrease in retail drugstore sales was primarily due to the negative effect on the overall economy from COVID-19 and the Company’s strategic decision to cease selling certain low-profit margin products that are eligible for reimbursement by National Healthcare Security Administration since September 1, 2020.

Revenue from the online pharmacy business increased by $8.94 million, or 66.1%, to $22.48 million for the fiscal year ended March 31, 2021 from $13.54 million for the prior fiscal year. The increase was primarily caused by an increase in the sales of prescription drugs via e-commerce platforms such as Tmall. In the past, prescription drugs cannot be sold online due to safety concern. After the nation lifted the ban order, online prescription drug sales became popular. As a result, the sale of prescription drugs was $8.24 million in the year ended March 31, 2021 as compared to $1.45 million in the year ended March 31, 2020. Additionally, the Company maintained a membership care program targeted at customers with chronic disease. The Company has closely interacted with its members via WeChat to provide healthcare knowledge, and to remind them to refill medicine. By implementing a personalized customer care program, the Company was able to promote its sales.

Revenue from the wholesale business increased by $4.84 million, or 16.3%, to $34.55 million for the fiscal year ended March 31, 2021 from $29.71 million for the prior fiscal year. The increase was primarily accomplished by Company’s ability to sell certain products, which were sold in large quantity at its retail stores, to other vendors at competitive prices.

Gross profit and gross margin

Total cost of goods sold increased by $12.09 million, or 13.2%, to $103.89 million for the fiscal year ended March 31, 2021 from $91.80 million for the prior fiscal year. Gross profit increased by $3.71 million, or 14.6%, to $29.24 million for fiscal year ended March 31, 2021 from $25.53 million for the prior fiscal year. Overall gross margin increased slightly by 0.2 percentage points to 22.0% for the fiscal year ended March 31, 2021, from 21.8% for the prior fiscal year.

Gross margins for retail drugstores, online pharmacy and wholesale were 30.2%, 10.4%, and 11.3%, respectively, for the fiscal year ended March 31, 2021, compared to gross margins for retail drugstores, online pharmacy and wholesale of 28.1%, 10.6%, and 11.0%, respectively, for the prior fiscal year.

Loss from operations

Selling and marketing expenses increased by $3.16 million, or 13.3%, to $26.95 million for the fiscal year ended March 31, 2021 from $23.79 million for the prior fiscal year. The increase in selling and marketing expenses was primarily due to increase in employee’s salary and rent for office leases.

General and administrative expenses increased by 2.79 million, or 34.4%, to $10.90 million for the fiscal year ended March 31, 2021 from $8.11 million for the prior fiscal year. The increase in general and administrative expenses was primarily due to the increase in stock-based compensation, offset by the decrease in bad debt expense. In December 2020, the Company issued a total of 3,790,000 shares of common stock and recorded stock-based compensation of approximately $3.9 million. In the year ended March 31, 2021, the Company recorded the reduction in the allowance for bad debts of $1.0 million as compared to increase in bad debt expense in of $0.1 million in fiscal year 2020.

The Company recorded an impairment of long-lived assets of $0.23 million and $0.63 million for the year ended March 31, 2021 and 2020, respectively. In the year ended March 31, 2021, the Company evaluated the forest land use rights and recorded an impairment of $0.23 million. In the year ended March 31, 2020, the Company evaluated the licenses of insurance applicable drugstores acquired in the past based on their discounted positive cash value.

Loss from operations was $8.84 million for the fiscal year ended March 31, 2021, compared to loss from operations of $7.00 million for the prior fiscal year. Operating margin was (6.6) % and (6.0)% for the fiscal year ended March 31, 2021 and 2020, respectively.

Net loss

Net loss was $8.38 million, or $0.20 per basic and diluted share for the fiscal year ended March 31, 2021, compared to net loss of $6.46 million, or $0.18 per basic and diluted share for the prior fiscal year.

Financial Condition

As of March 31, 2021, the Company had cash of $22.05 million, compared to $16.18 million as of March 31, 2020. Net cash used in operating activities was $0.06 million for the fiscal year ended March 31, 2021, compared to $6.91 million for the prior fiscal year. Net cash used in investing activities was $2.00 million for the fiscal year ended March 31, 2021, compared to $4.84 million for the prior fiscal year. Net cash provided by financing activities was $3.08 million for the fiscal year ended March 31, 2021, compared to $19.01 million for the prior fiscal year.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc. (“Jo-Jo Drugstores” or the “Company”), is a leading online and offline retailer and wholesale distributor of pharmaceutical and other healthcare products and a provider of healthcare services in China. Jo-Jo Drugstores currently operates an online pharmacy and retail drugstores with licensed doctors on site for consultation, examination and treatment of common ailments at scheduled hours. It is also a wholesale distributor of products similar to those carried in its pharmacies. For more information about the Company, please visit http://jiuzhou360.com. The Company routinely posts important information on its website.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Company Contact:
Frank Zhao
Chief Financial Officer
+86-571-88077108
frank.zhao@jojodrugstores.com

Investor Relations Contact:
Tina Xiao
Ascent Investor Relations LLC
+1-917-609-0333
tina.xiao@ascent-ir.com

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,045,628	$16,176,318
Restricted cash	12,627,016	14,806,288
Financial assets available for sale	91,472	157,159
Notes receivable	39,392	57,005
Trade accounts receivable	13,423,728	9,770,656
Inventories	16,972,965	12,247,004
Other receivables, net	5,051,960	5,069,442
Advances to suppliers	421,963	1,174,800
Other current assets	1,560,119	1,528,540
Total current assets	72,234,243	60,987,212

PROPERTY AND EQUIPMENT, net	6,549,035	7,633,740

OTHER ASSETS
Long-term investment	3,981,986	2,544,451
Farmland assets	835,427	742,347
Long term deposits	1,546,764	1,456,384
Other noncurrent assets	856,391	1,046,763
Operating lease right-of-use assets	16,778,729	21,711,376
Intangible assets, net	3,528,056	3,393,960
Total other assets	27,527,353	30,895,281

Total assets	$106,310,631	$99,516,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term bank loan	762,270	1,410,130
Accounts payable, trade	29,895,830	21,559,494
Notes payable	25,663,633	26,605,971
Other payables	2,940,000	2,522,330
Other payables - related parties	445,305	490,218
Customer deposits	1,146,247	708,140
Taxes payable	197,733	119,247
Accrued liabilities	501,111	753,612
Long-term loan payable-current portion	2,557,634	2,287,742
Current portion of operating lease liabilities	788,171	981,090
Total current liabilities	64,897,934	57,437,974

Long-term loan payable	1,892,269	4,115,958
Long term operating lease liabilities	15,118,083	19,049,575
Employee Deposits	-	70,507
Purchase option and warrants liability	-	64,090
Total liabilities	81,908,286	80,738,104

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock; $0.001 par value; 250,000,000 shares authorized; 41,751,790 and 32,936,786 shares issued and outstanding as of March 31, 2021 and March 31, 2020	41,752	32,937
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding as of March 31, 2021 and March 31, 2020	-	-
Additional paid-in capital	66,516,033	54,209,301
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(44,942,374)	(36,400,837)
Accumulated other comprehensive income	2,818,185	1,440,424
Total stockholders’ equity	25,742,705	20,590,934
Noncontrolling interests	(1,340,360)	(1,812,805)
Total equity	24,402,345	18,778,129
Total liabilities and stockholders’ equity	$106,310,631	$99,516,233

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the years ended March 31,
	2021	2020
REVENUES, NET	$133,134,633	$117,327,689

COST OF GOODS SOLD	103,890,824	91,801,259

GROSS PROFIT	29,243,809	25,526,430

SELLING EXPENSES	26,954,914	23,793,603
GENERAL AND ADMINISTRATIVE EXPENSES	10,897,629	8,108,377
IMPAIRMENT OF LONG-LIVED ASSETS	228,506	628,192
TOTAL OPERATING EXPENSES	38,081,049	32,530,172

LOSS FROM OPERATIONS	(8,837,240)	(7,003,742)

OTHER EXPENSE:
INTEREST INCOME	707,878	1,063,747
INTEREST EXPENSE	(455,187)	(698,518)
OTHER	176,519	(204,064)
CHANGE IN FAIR VALUE OF PURCHASE OPTION AND WARRANTS LIABILITY	64,090	401,158

LOSS BEFORE INCOME TAXES	(8,343,940)	(6,441,419)

PROVISION FOR INCOME TAXES	31,638	16,258

NET LOSS	(8,375,578)	(6,457,677)

LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(255,716)	(644,308)

NET LOSS ATTRIBUTABLE TO CHINA JO-JO DRUGSTORES, INC.	(8,119,862)	(5,813,369)

OTHER COMPREHENSIVE LOSS
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	1,377,761	(1,068,540)

COMPREHENSIVE LOSS	(6,997,817)	(7,526,217)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	40,780,762	32,816,567
Diluted	40,780,762	32,816,567

LOSS PER SHARES:
Basic	$(0.20)	$(0.18)
Diluted	$(0.20)	$(0.18)

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(8,375,578)	$(6,457,677)
Adjustments to reconcile net income to net cash used in operating activities:
Bad debt direct write-off and provision	(706,862)	446,354
Depreciation and amortization	1,750,890	2,082,817
Impairment of long lived assets	228,506	628,192
Stock based compensation	3,941,600	34,560
Change in fair value of purchase option derivative liability	(64,090)	(401,158)
Change in operating assets:
Accounts receivable, trade	(3,307,946)	(1,567,774)
Notes receivable	21,539	112,803
Inventories and biological assets	(3,615,017)	979,935
Other receivables	468,967	(1,010,722)
Advances to suppliers	1,893,857	148,638
Long term deposit	26,910	596,209
Other current assets	1,004,448	(1,278,833)
Other noncurrent assets	38,142	87,065
Change in operating liabilities:
Accounts payable, trade	6,380,115	(317,755)
Other payables and accrued liabilities	(183,111)	(967,751)
Customer deposits	368,690	(22,963)
Taxes payable	66,648	115
Net cash used in operating activities	(62,292)	(6,907,945)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial assets available for sale	75,973	14,356
Acquisition of equipment and building	(126,766)	(656,297)
Investment in a joint venture	(1,470,119)	(2,567,083)
Purchases of intangible assets	(97,802)	(871,145)
Additions to leasehold improvements	(379,611)	(756,444)
Net cash used in investing activities	(1,998,325)	(4,836,613)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loan	738,315	1,435,620
Repayment of short-term bank loan	(1,476,630)	-
Proceeds from third parties loan	-	7,178,100
Repayment of third parties loan	(2,395,629)	(658,645)
Proceeds from notes payable	48,292,231	48,974,772
Repayment of notes payable	(51,295,776)	(46,896,917)
Increase in financial liability	(73,832)	(7,178)
Exercise of warrants	77,500	-
Proceeds from sale of stock and warrants	9,287,100	9,273,077
Repayment of other payables-related parties	(73,426)	(285,123)
Net cash provided by financing activities	3,079,853	19,013,706

EFFECT OF EXCHANGE RATE ON CASH	2,670,802	(1,031,744)

INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	3,690,038	6,237,404
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, beginning of year	30,982,606	24,745,202
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, end of year	$34,672,644	$30,982,606

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$37,738	$17,198
Cash paid for interest	455,187	108,098